Exhibit 10.1

AMENDMENT OF LEASE

THIS AMENDMENT OF LEASE (this "Amendment"), made as of the 26th day of August, 2010, by and between HWA 1290 III LLC, HWA 1290 IV LLC, HWA 1290 V LLC, a Delaware limited liability company, having an office c/o Vornado Office Management LLC, 888 Seventh Avenue, New York, New York 10019 (collectively, "Landlord"), and GLEACHER & COMPANY, INC., a Delaware corporation, having an office at 1290 Avenue of the Americas, New York, New York 10104 ("Tenant").

W I T N E S S E T H:

WHEREAS, by Lease, dated as of September 30, 2009 (the “Lease”), between Landlord and Broadpoint Gleacher Securities Group, Inc. (“Broadpoint”) as predecessor-in-interest to Tenant, Landlord did demise and let unto Broadpoint and Broadpoint did hire and take from Landlord, a portion of the fourth (4th) floor, as more particularly described therein (the “Original Premises”) and a portion of the sub-basement, as more particularly described in the herein (the “Supplemental Space”), of the building known as and by the street address of 1290 Avenue of the Americas, New York, New York (the "Building");

WHEREAS, Tenant succeeded to the interest of Broadpoint under the Lease;

WHEREAS, pursuant to the Lease, Landlord gave Tenant an option to lease an additional portion of the fourth (4th) floor of the Building which portion is referred to in the Lease and as more particularly described in the Lease (“Expansion Space A”);

WHEREAS, Landlord desires to let unto Tenant, and Tenant desires to hire and take from Landlord, Expansion Space A (Expansion Space A, together with the Original Premises, the "Premises") and Landlord and Tenant desire otherwise to modify the Lease as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and of the sum of Ten and 00/100 Dollars ($10.00) paid by Tenant to Landlord, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their legal representatives, successors and assigns, hereby agree as follows:

1.           Definitions.  All capitalized terms used herein shall have the meanings ascribed to them in the Lease, unless otherwise defined herein.

2.           Expansion of Premises.  From and after the date on which Landlord’s Expansion Space A Work (as hereinafter defined) is Substantially Complete (the "Effective Date"), Landlord leases to Tenant, and Tenant hires from Landlord, Expansion Space A upon all of the same terms, covenants and conditions set forth in the Lease, except as modified and amended herein.  Accordingly, from and after the Effective Date, the term “Premises” shall mean collectively, the Original Premises and the Expansion Space A for all purposes of the Lease.

3.           Modification of Lease:  Expansion Space A.  With respect to the Expansion Space A only (except as otherwise expressly hereinafter set forth), from and after the Effective Date, the Lease is modified and amended as follows:

(A)        The Fixed Rent shall be an amount equal to:

(i)           Four Hundred Seventy-Five Thousand Six Hundred Fifty Dollars and No Cents ($475,650.00) per annum, for the period commencing on the Effective Date and ending on the last day of the month in which occurs the day immediately preceding the fifth (5th) anniversary of the Expansion Space A Rent Commencement Date (as such term is hereinafter defined) (such last day of the month, the “First Step Up Date”) ($39,637.50 per month), payable in advance in equal monthly installments at the times and in the manner provided in the Lease; provided, however, that if no Event of Default has occurred and is then continuing, Tenant shall be entitled to an abatement of Fixed Rent with respect to Expansion Space A for the period commencing on the Effective Date and ending on the three hundred fifteenth (315th) day following the Effective Date (the day immediately following such three hundred fifteenth (315th) day, the “Expansion Space A Rent Commencement Date”); provided, however, upon the cure of any such Event of Default Tenant shall be entitled to such abatement or the balance thereof not previously credited to Tenant;

(ii)           Five Hundred Eight Thousand Nine Hundred Forty-Five Dollars and Fifty Cents ($508,945.50) per annum, for the period commencing on the day immediately following the First Step Up Date and ending on last day of the month in which occurs the day immediately preceding the tenth (10th) anniversary of the Expansion A Rent Commencement Date (the “Second Step Up Date”) ($42,412.13 per month), payable in advance in equal monthly installments at the times and in the manner provided in the Lease; and

(iii)           Five Hundred Fifty-One Thousand Seven Hundred Fifty-Four Dollars and No Cents ($551,754.00) per annum for the period commencing on the day immediately following the Second Step Up Date and ending on the Fixed Expiration Date ($45,979.50 per month).

(B)         The term “Rentable Area” (as such term is defined in Section 1.6(K) of the Lease) shall mean (i) seventy-three thousand nine hundred thirty-nine (73,939) square feet with respect to the Original Premises and (ii) nine thousand five hundred thirteen (9,513) square feet with respect to Expansion Space A.

(C)         The term “Office Premises Base Operating Expense Year” (as such term is defined in Section 2.1(F) of the Lease) shall mean the 2010 calendar year.

(D)         The term “Tenant's Office Premises Operating Expense Share” (as such term is defined in Section 2.1(I) of the Lease) shall mean Four Thousand Nine Hundred Nineteen Ten-Thousandths Percent (.4919%), as the same may be increased or decreased pursuant to the terms of the Lease, as amended hereby.

(E)         The term “Office Premises Base Tax Period” (as such term is defined in Section 2.5(E) of the Lease) shall mean the fiscal year commencing on July 1, 2010 and ending on June 30, 2011.

(F)         The term “Tenant’s Office Premises Tax Share” (as such term is defined in Section 2.5(Q) of the Lease) shall mean Four Thousand Five Hundred Thirteen Ten-Thousandths Percent (.4513%).

(G)         The provisions of Sections 5.3(E) and (F) of the Lease shall be deemed applicable to Expansion Space A (it being agreed that the term “Initial Alterations” as used therein shall be deemed to mean the Alterations that Tenant makes to prepare Expansion Space A for Tenant’s initial occupancy thereof).

(H)         Article 26(A) of the Lease, with respect to the entire Premises, shall be deemed modified and amended as follows:

(i)   In the approximate sixteenth (16th) and seventeenth (17th) lines of Section 26.1(A) of the Lease the amount “Three Million Seven Hundred Thousand Dollars and No Cents ($3,700,00.00)” shall be deemed deleted and the amount “Three Million Nine Hundred Thirty-Seven Thousand Eight Hundred Twenty-Five Dollars and No Cents ($3,937,825.00)” shall be deemed inserted in lieu thereof;

(ii)           In the approximate third (3rd) and fourth (4th) lines of Section 26.6(A) of the Lease the amount “Three Million One Hundred Sixty-Six Thousand Six Hundred Sixty-Seven Dollars ($3,166,667.00)” shall be deemed deleted and the amount “Three Million Four Hundred Four Thousand Four Hundred Ninety-Two Dollars and No Cents ($3,404,492.00)” shall be deemed inserted in lieu thereof;

(iii)           In the approximate fifth (5th) and sixth (6th) lines of Section 26.6(A) of the Lease the amount “Two Million Six Hundred Thirty-Three Thousand Three Hundred Thirty-Three Dollars and No Cents ($2,633,333.00)” shall be deemed deleted and the amount “Two Million Eight Hundred Seventy-One Thousand One Hundred Fifty-Eight Dollars and No Cents ($2,871,158.00)” shall be deemed inserted in lieu thereof; and

(iv)           In the approximate eighth (8th) line of Section 26.6(A) of the Lease the amount “Two Million One Hundred Thousand Dollars and No Cents ($2,100,000.00)” shall be deemed deleted and the amount “Two Million Three Hundred Thirty-Seven Thousand Eight Hundred Twenty-Five Dollars and No Cents ($2,337,825.00)” shall be deemed inserted in lieu thereof.

4.           Modification of Lease:   With respect to the entire Premises, from and after the date hereof, the Lease is modified and amended as follows:

(A)           Section 7.9 of the Lease shall be deemed modified and amended to add the following as a new Section (C) thereto:

"(C) If Tenant requests that Landlord act as Tenant’s general contractor during the Term that Landlord coordinate and supervise any Alterations then Landlord shall do so for an arm’s length fee agreed to by Landlord and Tenant; provided, nothing herein shall require Tenant to engage Landlord as Tenant’s general contractor with respect to any Alterations."

(B)           Article 19 of the Lease shall be deemed modified and amended to delete all references to “Expansion Space A” therein.  It being the intent and purpose of this Paragraph 4(B) that the provisions of Article 19 relating to Expansion Space A shall not be applicable to Landlord and Tenant, Landlord and Tenant shall not be obligated to comply therewith and the provisions of this Amendment shall govern the leasing of Expansion Space A.

(C)           Section 21.1(A) of the Lease shall be deemed modified and amended to insert the following at the end thereof before the period:

“of the Applicable Area on the Applicable Date”

5.           Condition of Expansion Space A.  Tenant represents that it has made a thorough inspection of Expansion Space A and agrees to take the same "as is" in the condition existing on the Effective Date and that, notwithstanding anything to the contrary contained in the Lease, as amended hereby, Landlord shall have no obligation perform any work, alter, improve, decorate, or otherwise prepare the Expansion Space A for Tenant’s occupancy, except (i) as expressly set forth in Paragraph 6 hereof and (ii) for any latent defects in Landlord’s Expansion Space A Work which Landlord shall correct promptly following receipt of Tenant’s notice thereof.

6.           Landlord's Expansion Space A Work.

(A)        Landlord shall, at Landlord's expense, (i) create an opening adjoining Expansion Space A to the Original Premises in the location shown on Exhibit “A” attached hereto an made a part hereof and (ii) provide and install one full height Building standard wooden door with hardware and a glass side light (such work collectively, "Landlord's Expansion Space A Work").

(B)         Landlord shall perform Landlord’s Expansion Space A Work in accordance with all applicable Requirements. Landlord shall perform Landlord's Expansion Space A Work in a timely and good and workmanlike manner.   Tenant hereby acknowledges and agrees that prior to the date hereof Landlord has performed the work referred to in Section 19.3 of the Lease.

7.           Freight Elevator.  Tenant shall be permitted to use the freight elevator of the Building without charge for one weekend for Tenant’s initial move into Expansion Space A.

8.           Security Deposit. On the Effective Date, in accordance with Article 26 of the Lease, as amended hereby, Tenant shall deliver to Landlord an amendment to the Letter of Credit increasing the amount thereof by Two Hundred Thirty-Seven Thousand Eight Hundred Twenty-Five Dollars and No Cents ($237,825.00) which Letter of Credit as so amended shall be held and/or applied subject to and in accordance with Article 26 of the Lease.

9.           Liability of Landlord.  The provisions of Section 34.4 of the Lease are hereby incorporated by reference into this Amendment in their entirety as if set forth herein and shall be deemed applicable with respect to this Amendment.

10.         Brokerage.  Tenant represents and warrants to Landlord that it has not dealt with any broker, finder or like agent in connection with this Amendment other than Cushman & Wakefield, Inc. ("Broker").  Tenant does hereby indemnify and hold Landlord harmless of and from any and all loss, costs, damage or expense (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Landlord by reason of any claim of or liability to any broker, finder or like agent (other than Broker) who shall claim to have dealt with Tenant in connection herewith.  Landlord represents and warrants to Tenant that it has not dealt with any broker, finder or like agent in connection with this Amendment other than Broker.  Landlord does hereby indemnify and hold Tenant harmless of and from any and all loss, costs, damage or expense (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Tenant by reason of any claim of or liability to any broker, finder or like agent (including Broker) who shall claim to have dealt with Landlord in connection herewith.  The provisions of this Paragraph 10 shall survive the expiration or termination of the Lease, as amended by this Amendment.

11.         Authorization.  Tenant represents and warrants to Landlord that its execution and delivery of this Amendment has been duly authorized and that the person executing this Amendment on behalf of Tenant has been duly authorized to do so, and that no other action or approval is required with respect to this transaction.

12.         Full Force and Effect of Lease.  Except as modified by this Amendment, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

13.         Entire Agreement.  The Lease, as amended by this Amendment, constitutes the entire understanding between the parties hereto with respect to the Premises thereunder and may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

14.         Enforceability.  This Amendment shall not be binding upon or enforceable against either Landlord or Tenant unless, and until, Landlord and Tenant, each in its sole discretion, shall have executed and unconditionally delivered to the other an executed counterpart of this Amendment.

15.         Counterparts.  This Amendment may be executed in one or more counterparts each of which when taken together shall constitute but one original.

[Signatures to follow on the next page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment of Lease as of the date first above written.
HWA 1290 III LLC, a Delaware limited liability company, Landlord

By:	Hudson Waterfront Associates III, L.P., a Delaware limited partnership, its sole equity member

By:	Hudson Waterfront III Corporation, a Delaware corporation, its sole general partner

By:	/s/ David Greenbaum
Name: David Greenbaum
Title: President NYC Office Division

HWA 1290 IV LLC, a Delaware limited liability company, Landlord

By:	Hudson Waterfront Associates IV, L.P., a Delaware limited partnership, its sole equity member

By:	Hudson Waterfront IV Corporation, a Delaware corporation, its sole general partner

By:	/s/ David Greenbaum
Name: David Greenbaum
Title: President NYC Office Division

HWA 1290 V LLC, a Delaware limited liability company, Landlord

By:	Hudson Waterfront Associates V, L.P., a Delaware limited partnership, its sole equity member

By:	Hudson Waterfront V Corporation, a Delaware corporation, its sole general partner

By:	/s/ David Greenbaum
Name: David Greenbaum
Title: President NYC Office Division

GLEACHER & COMPANY, INC., Tenant

By:	/s/ Peter McNierney
Name: Peter McNierney
Title: President and Chief Operating Officer

UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT

(Within New York State)

STATE OF ____New York__________	)
: ss.:
COUNTY OF __New York__________	)

On the __26th___ day of __August__________, in the year 2010, before me, the undersigned personally appeared _Peter McNierney_________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

By:	/s/ Patricia Arciero-Craig
Notary Public

UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT

(Outside of New York State)

STATE OF ______________________	)
: ss.:
COUNTY OF ____________________	)

On the _____ day of _________________, in the year 2010, before me, the undersigned, personally appeared ____________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual made such appearance before the undersigned in the _______________.  (Insert the city or other political subdivision and the state or country or other place the acknowledgement was taken.)

(Signature and office of individual taking acknowledgement)

Exhibit "A"

Landlord's Expansion Space A Work

1290 Avenue of the Americas - 4th Floor Plan

VORNADO

West 52nd Street
6th Avenue
West 51st Street